EXHIBIT 4.6

               FORM OF SERIES B FLOATING RATE NOTE

REGISTERED                                       PRINCIPAL AMOUNT

NO. FX _______       CPC INTERNATIONAL INC.
                   MEDIUM-TERM NOTE, SERIES B
                         (FLOATING RATE)          CUSIP

          Due More than Nine Months from Date of Issue

          IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:                            Original Issue Date:

Initial Interest Rate:                  Stated Maturity:

Specified Currency:
     (If other than U.S. dollars, see attached)
                                                    __      __
Option to Receive Payments in Specified Currency:  / / Yes / / No
          (Applicable only if Specified Currency is other than U.S. dollars)

     Authorized Denominations:
          (Applicable only if Specified Currency is other than
          U.S. dollars)
            __          __                        __
Base Rate: /_/ CD Rate /_/ Commercial Paper Rate /_/    __
           Federal Funds Rate / / LIBOR / / Prime Rate /_/
           Treasury Rate /_/ Other (see attached)

Interest Reset Period:                  Index Maturity:

Interest Payment Dates:

Spread Multiplier:                      Spread (+/-):

Spread Reset:  __ The Spread or Spread Multiplier may not be
                  changed prior to Stated Maturity.

               __ The Spread or Spread Multiplier may be changed
                  prior to Stated Maturity (see attached).

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                               -2-



Maximum Interest Rate:                  Minimum Interest Rate:
                       __       __
Optional Redemption:  /_/ Yes  /_/ No

     Initial Redemption Date:

     Redemption Price:
         __
        /_/  The Redemption Price shall initially be    % of the
             principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial
             Redemption Date by    % of the principal amount to
             be redeemed until the Redemption Price is 100% of such principal amount; provided, however, that if this Note is a Discount Note, the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.
         __
        /_/  Other:
                      __      __
Optional Repayment:  /_/ Yes /_/ No

     Optional Repayment Dates:

     Optional Repayment Prices:
                 __      __
Discount Note:  /_/ Yes /_/ No

     Total Amount of OID:

     Yield to Maturity:

     Initial Accrual Period OID:
                __                      __
Indexed Note:  /_/ Yes (see attached)  /_/ No

Exchange Rate Agent:

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                              -3-



          CPC INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received hereby prom-
ises to pay                              , or
                     registered assigns, the principal sum of
                    (Specified Currency) on the Stated Maturity shown above and to pay accrued interest on said principal sum at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, adjusted by the Spread or Spread Multiplier, if any, shown above, determined in accordance with the provisions on the reverse hereof, until said principal sum is paid or duly provided for in accordance with the terms hereof. The interest so payable, and punctually paid or duly provided for, on each Interest Payment Date specified above will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, in the case of any Interest Payment Date, shall be the date (whether or not a Business Day) fifteen calendar days immedi-ately preceding such Interest Payment Date and, in the case of interest payable at Maturity, shall be the Stated Maturity of this Note. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the registered Holder hereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is (a) not a day on which bank-ing institutions are authorized or required by law or regula-tion to be closed in (i) The City of New York or (ii) if the Specified Currency shown above (as defined below) is other than



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                              -4-



U.S. dollars, the financial center of the country issuing the Specified Currency (which, in the case of the European Currency Unit ("ECU"), shall be Brussels, Belgium) and (b) if the Base Rate specified above is LIBOR, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the Specified Currency are transacted in the London interbank market.

          The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company will arrange to convert all pay-ments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Trustee received on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Stated Maturity, as the case may be. If the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circum-stances beyond the Company's control, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically sus-pended, and payments shall be in U.S. dollars, until the Com-pany determines that the Specified Currency is again available for making such payments.

          Payments of interest in U.S. dollars (other than interest payable at Maturity) will be made at the office or agency of the Company maintained for such purpose or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Regular Record Date, provided that, if the Holder hereof is the Holder of U.S. $10,000,000 (or the equivalent thereof in a currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in



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                              -5-



respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Trustee and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. The principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately avail-able funds upon surrender of this Note at the corporate trust office or agency of the Trustee located in the City and State of New York.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF
THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER
PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS
THOUGH FULLY SET FORTH IN THIS PLACE.

          This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by Bankers Trust Company, or its successor, as Trustee.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated:
                    CPC INTERNATIONAL INC.


                    By ____________________________________
                       [Chairman of the Board of Directors,]
                       [President] [Senior Vice President]
                       [Comptroller] [Treasurer]


                    Attest ________________________________
                           [Secretary] [Assistant Secretary]


                 CERTIFICATE OF AUTHENTICATION

          This is one of the Debt Securities issued under the within-mentioned Indenture.

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                              -6-



                    BANKERS TRUST COMPANY
                      as Trustee


                    By ____________________________________
                              Authorized Officer

                    CPC INTERNATIONAL INC.
                  MEDIUM-TERM NOTE, SERIES B
                        (FLOATING RATE)

          This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture dated as of April 15, 1988 (the "Indenture") between the Company and Bank-ers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limita-tions of rights, duties and immunities thereunder of the Com-pany, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof limited to an aggregate initial public offering price or purchase price of up to $300,000,000 or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of the sale of other securities and to increase from time to time to such larger amounts as may be authorized by the Company.

          The authorized denominations of Notes denominated in U.S. dollars will be U.S.$1,000 and any larger amount that is an integral multiple of U.S.$1,000. The authorized denomina-tions of Notes denominated in a currency other than U.S. dol-lars will be as set forth on the respective faces thereof.

          Each Note, other than a Note denominated in a Foreign
Currency (a "Foreign Currency Note"), will be issued in fully registered book-entry form (a "Book-Entry Note") or in defini-tive form (a "Definitive Note").

          If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the pur-chase by the quoting dealer, of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of For-eign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a con-tract. All currency exchange costs will be borne by the Hold-ers of such Notes by deductions from such payments. If less than three such bid quotations are available, then such pay-ments will be made in the Specified Currency, unless the Speci-fied Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's con-trol, in which case payment will be made as described in the next paragraph.

          If any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange con-trols or other circumstances beyond the Company's control, then such payment shall be made in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dol-lars will not constitute an Event of Default under the Inden-ture. If any payment in respect hereof is required to be made in any currency unit (e.g., ECU), and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company shall make any payments in respect of such Note in United States dollars until such currency unit is again available.
The amount of each payment in United States dollars shall be computed on the basis of the Market Exchange Rate on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the equivalent of the currency unit in United States dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies" or, individually, a "Component Cur-rency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise indicated on the face hereof. If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Compo-nent Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

          "Market Exchange Rate" means (A) with respect to a Specified Currency that is the currency of a country other than the United States, the noon U.S. dollar buying rate in The City of New York for cable transfers for such Specified Currency on the applicable date as determined by the Federal Reserve Bank of New York, (B) with respect to a Specified Currency that is the ECU, the exchange rate between the ECU and the U.S. dollar reported for the applicable date by the Council of the European Communities (the reports of which currently are based on the rates in effect at 2:30 P.M., Brussels time, on the exchange markets of the component currencies of the ECU) and (C) with respect to a Specified Currency that is a composite currency other than the ECU, the exchange rate specified on the face hereof.

          If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part, on or after the date designated as the Initial Redemp-tion Date on the face hereof, at prices declining from a speci-fied premium, if any, to par, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemp-tion. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If so specified on the face hereof, this Note will be repayable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to an Optional Repayment Date this Note with the form below entitled "Option to Elect

Repayment" duly completed. Any tender of this Note for repay-ment shall be irrevocable. The repayment option may be exer-cised by the Holder of this Note for less than the entire prin-cipal amount of the Note, provided that the principal amount of this Note remaining outstanding after repayment is an autho-rized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

          This Note will not be subject to any sinking fund.

          Notwithstanding anything herein to the contrary, if this Note is a Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (com-puted in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amor-tized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

          This Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) at the Initial Interest Rate set forth on the face hereof. There-after, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate specified on the face hereof, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, speci-fied on the face hereof. The Base Rates that may be specified on the face hereof are LIBOR, the Commercial Paper Rate, the Treasury Rate, Prime Rate, the Federal Funds Rate, the CD Rate or any other Base Rate specified on the face hereof. "H.15(519)" means the publication entitled "Statistical Release H.15(519), 'Selected Interest Rates'" or any successor publica-tion published by the Board of Governors of the Federal Reserve System.

          As specified on the face hereof, this Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum



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                             -11-



limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and
(ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Inter-est Rate"). In addition to any Maximum Interest Rate that may be specified on the face hereof, the interest rate will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of gen-eral application.

          The interest rate hereon will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" specified on the face hereof, and the first day of each Interest Reset Period being an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Dates will be, if this Note resets daily, each Business Day; if this Note (unless the Base Rate for this Note is the Treasury Rate (a "Treasury Rate Note")) resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as pro-vided below under "Determination of Treasury Rate"); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, Sep-tember and December of each year; if this Note resets semiannu-ally, the third Wednesday of the two months of each year speci-fied on the face hereof; and if this Note resets annually, the third Wednesday of the month of each year specified on the face hereof; provided, however, that in all instances the interest rate in effect for the ten days immediately prior to the Matur-ity hereof will be that in effect on the tenth day preceding Maturity. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

          Unless otherwise specified on the face hereof, the interest payable hereon on each Interest Payment Date shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding such Interest Payment Date or Matur-ity, as the case may be, provided, however, that if the inter-est rate is reset daily or weekly, the interest payable hereon shall be the accrued interest from and including the Original Issue Date or from but excluding the last date to which interest has been accrued and paid, as the case may be, through and including the Regular Record Date immediately preceding such Interest Payment Date, except that, at Maturity, the interest payable will include interest accrued to, but exclud-ing, the date of Maturity. Accrued interest shall be calcu-lated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate in effect on such day by 360 if the Base Rate specified on the face hereof is the Com-mercial Paper Rate, the Prime Rate, the Federal Funds Rate, the CD Rate or LIBOR, or by the actual number of days in the year, if the Base Rate specified on the face hereof is the Treasury Rate. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise speci-fied on the face hereof, all percentages resulting from any calculation of the rate of interest hereof will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

          Unless otherwise specified on the face hereof, inter-est will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednes-day of the month of each year specified on the face hereof (each such day being an "Interest Payment Date") and in each case at Maturity. If an Interest Payment Date (other than at Maturity) would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Matur-ity would otherwise fall on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Matur-ity to the date of such payment on the next succeeding Business Day.

          The Company has appointed and entered into an agree-ment with an agent (a "Calculation Agent") to calculate the interest rates on floating rate Notes. Unless otherwise speci-fied on the face hereof, Bankers Trust Company shall be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effec-tive on the next Interest Reset Date. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof. Unless otherwise specified on the face hereof, the "Calculation Date," if applicable, pertaining to any Interest Reset Date will be the earlier of (i) the tenth calendar day after such Interest Reset Date, or, if such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity, as the case may be.

          Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

Determination of CD Rate

          If the Base Rate specified on the face hereof is the CD Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date per-taining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in the Composite Quotations under the heading "Certificates of

Deposit". If by 3:00 p.m., New York City time, on such Calcu-lation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in nego-tiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certifi-cates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity on the face hereof in a denomination of $5,000,000, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

Determination of Commercial Paper Rate

          If the Base Rate shown on the face hereof is the Com-mercial Paper Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with ref-erence to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commer-cial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quo-tations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three lead-ing dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sen-tence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          "Money Market Yield" shall be the yield calculated in accordance with the following formula:

          Money Market Yield =      D x 360          - 100
                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commer-cial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity specified on the face hereof.

Determination of Federal Funds Rate

          If the Base Rate specified on the face hereof is the Federal Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with ref-erence to the Federal Funds Rate and Spread and/or Spread Mul-tiplier, if any, specified on the face hereof. The "Federal Funds Rate" for each Interest Reset Period shall be the effec-tive rate on the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Fed-eral Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate."
If by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transac-tion in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agent) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Fed-eral Funds Rate determination as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Determination of LIBOR

          If the Base Rate specified on the face hereof is LIBOR, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified on the face hereof. Unless otherwise specified on the face hereof, "LIBOR" means the determination by the Calculation Agent in accordance with the following provisions:

          (i) With respect to a LIBOR Interest Determination Date (as defined below), either, as specified on the face hereof: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Banking Day imme-diately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). Unless otherwise indicated on the face hereof, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (on such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association (the "Association") for the purpose of dis-playing London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate has been specified. In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

         (ii) With respect to a LIBOR Interest Determination Date on which this provision applies, LIBOR will be deter-mined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated on the face hereof are offered at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (after consulta-tion with the Association) to prime banks in the London interbank market commencing on the second London Business Day immediately following such LIBOR Interest Determina-tion Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Refer-ence Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approx-imately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks (which may include the Agents) in The City of New York selected by the Calculation Agent (after consultation with the Association) for loans in U.S. dollars to leading European banks having the specified Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determina-tion Date and in a principal amount equal to an amount of not less that U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the

     Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR then in effect on such LIBOR
     Interest Determination Date.

          Unless otherwise indicated on the face hereof, the "LIBOR Interest Determination Date" pertaining to an Interest
Reset Date will be the second London Banking Day preceding such Interest Reset Date.

Determination of Prime Rate

          If the Base Rate shown on the face hereof is the Prime Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

          Unless otherwise indicated on the face hereof, "Prime Rate" means, with respect to any Prime Interest Determination Date (as defined below), the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be deter-mined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined herein) as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page for the Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates are quoted as aforesaid, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by one or two, as the case may be, substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as afore-said are not quoting as set forth above, the Prime Rate will remain the Prime Rate then in effect on such Prime Interest Determination Date. "Reuters Screen NYMF Page" means the dis-play designated as page "NYMF" on the Reuters Monitor Money Rates Services (or such other page as may replace the NYMF page on that service for the purpose of displaying the prime rate or base lending rate of major United States banks).

          Unless otherwise indicated on the face hereof, the "Prime Interest Determination Date" pertaining to an Interest
Reset Date shall be the second Business Day preceding such Interest Reset Date.

Determination of Treasury Rate

          If the Base Rate specified on the face hereof is the Treasury Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calcula-tion Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securi-ties dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Inter-est Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

          The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Fri-day, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Note whose Base Rate is the Treasury Rate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different autho-rized denominations, as requested by the Person surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon sur-render of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Com-pany, the Trustee and the Security Registrar or any transfer agent duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any such regis-tration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other govern-mental charge payable in connection therewith.

          Prior to due presentment of this Note for registra-tion of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the Holder hereof for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307 of the Indenture) interest, if any, on the Note and for all other purposes whatsoever, whether or not payment on this Note is overdue, and neither the Com-pany, the Trustee nor any such agent shall be affected by notice to the contrary.

          If an Event of Default with respect to the Debt Secu-rities of this series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in this manner and with the effect provided in the Indenture.

          In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft, or destruction hereof (together with such indem-nity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new reg-istered Note shall be borne by the Holder of this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of Debt Securities at the time out-standing of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Com-pany with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Debt Security.

          Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Notes except as pro-vided in the Indenture. No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and pre-mium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          This Note shall be deemed to be a contract made and to be performed solely in the State of New York and for all purposes be governed by, and construed in accordance with, the laws of the said State without regard to the conflicts of law rules of said State.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                         ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                                        UNIF GIFT MIN ACT

TEN COM - as tenants in common     ________ Custodian ________
TEN ENT - as tenants by the         (Cust)            (Minor)
          entireties               Under Uniform Gifts
JT ENT -  as joint tenants with    to Minors Act
          right of survivorship
          and not as tenants in    ____________________________
          common                             (State)

             Additional abbreviations may also be
               used though not in the above list


               ________________________________

                   OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay $_______ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:

_______________________________________________________________

_______________________________________________________________
  (Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining prin-cipal amount of this Note.

          For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Man-hattan, the City and State of New York, located initially at the office at the Trustee at, if delivery is by hand, Four

Albany Street, Street Level, New York, New York or, if delivery is by mail, Four Albany Street, Attention: Corporate Trust and
Agency Group, New York, New York 10015.

Dated:                        _________________________________
                              Note:  The signature to this
                              Option to Elect Repayment must
                              correspond with the name as writ-
                              ten upon the face of the within
                              Note in every particular without
                              alteration or enlargement or any
                              change whatsoever.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee

______________________________________

_______________________________________________________________

_______________________________________________________________
            Please Print or Type Name and Address
                Including Zip Code of Assignee


_______________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


______________________________________________________ attorney to transfer such Note on the books of Salomon Inc with full power of substitution in the premises.

Dated: __________________     _________________________________
                              Signature

                              _________________________________
                              NOTICE:  The signature to this
                              assignment must correspond with
                              the name as it appears upon the
                              face of the Note in every par-
                              ticular, without alteration or
                              enlargement or any change
                              whatsoever.